                                                                  EXHIBIT 10.24

                               BUY-SELL AGREEMENT


         This BUY-SELL AGREEMENT (this "AGREEMENT") is dated as of October 25, 2000, by and among D and W Holdings, Inc., a Delaware corporation (the "COMPANY"), C. Douglas Cross (the "STOCKHOLDER"), and for the purposes of agreeing to and acknowledging the provisions of Section 3.4 of this Agreement, GE Investment Private Placement Partners II, a Limited Partnership, a Delaware limited partnership ("GEIPPPII").

         WHEREAS, in connection with entering into an employment agreement with Atrium Companies, Inc. ("Atrium"), the Stockholder is acquiring 1,480,769 shares of the Series A Common Stock, par value $0.01 per share, of the Company (the "SHARES"); and

         WHEREAS, in accordance with such acquisition of the Shares, the Company and the Stockholder have agreed to enter into a Buy-Sell Agreement in the form hereof with respect to the Shares and any Common Stock or Common Stock Equivalents acquired by the Stockholder;

         NOW, THEREFORE, in consideration of the mutual promises and agreements set forth herein, the Company and the Stockholder agree as follows:

1. DEFINITIONS. As used herein, the following terms shall have the meanings specified below:

              "AFFILIATE" means, as to any Person, a Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, such Person.

              "BOARD" means the Board of Directors of the Company.

              "CALL NOTICE" has the meaning specified in Section 2.2 hereof.

              "CAUSE" means termination by action of the Board of Directors because of: (a) the Stockholder's conviction of, or plea of nolo contendere to, a felony or a crime involving moral turpitude; (b) the Stockholder's personal dishonesty, incompetence, willful misconduct, willful violation of any law, rule or regulation (other than minor traffic violations or similar offenses) or breach of fiduciary duty which involves personal profit; (c) the Stockholder's commission of material mismanagement in the conduct of his duties as assigned to him by the Board of Directors or the Stockholder's supervising officer or officers of the Company or any Related Entity; (d) the Stockholder's willful failure to execute or comply with the policies of the Company or any Related Entity or his stated duties as established by the Board of Directors or the Stockholder's supervising officer or officers of the Company or any Related Entity, or the Stockholder's intentional failure to perform the Stockholder's stated duties; or (e) substance abuse or addiction on the part of the Stockholder. Notwithstanding the foregoing, in the event that the Stockholder is at any time subject to an employment agreement with the Company or any Related Entity that contains a definition of "Cause" (or any similar definition), then during the term of such employment agreement the definition contained in such employment agreement shall, for all purposes of this Agreement, be the applicable definition of "Cause" hereunder.

              "CHANGE OF CONTROL" means the first to occur of the following events: (i) any sale, lease, exchange or other transfer (in one transaction or series of related transactions) of all or substantially all of the assets of the Company (including the capital stock or assets of its operating subsidiaries) to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a "Group"), (ii) a majority of the Board shall consist of Persons who are not nominated collectively by Ardshiel, Inc. and its Affiliates and GEIPPPII; or (iii) the acquisition by any Person or Group (other than GEIPPPII, Ardshiel and their Affiliates), together with their associates and Affiliates, of the power, directly or indirectly, to vote or direct the voting of securities having more than 50% of the ordinary voting power for the election of directors of the Company.

              "COMMON STOCK" means the Company's authorized Series A Common Stock, $0.01 par value per share, and any other stock of the Company which is (a) not preferred as to dividends or assets over any class of stock of the Company, (b) not subject to redemption, and (c) issued to the holders of shares of Common Stock upon any reclassification thereof.

              "COMMON STOCK EQUIVALENTS" means, without duplication with any other Common Stock or common stock equivalents, any rights, warrants, options, convertible securities or indebtedness, exchangeable securities or indebtedness, or other rights, exercisable for or convertible or exchangeable into, directly or indirectly, Common Stock of the Company and securities convertible or exchangeable into Common Stock of the Company, whether at the time of issuance or upon the passage of time or the occurrence of some future event.

              "COMPANY" has the meaning specified in the preamble hereto.

              "DELAYED CLOSING DATE" has the meaning specified in Section 5.2 hereto.

              "DISPOSITION EVENT" means (a) the completion of any voluntary or involuntary liquidation or dissolution of the Company, (b) the completion of a Qualifying Public Offering or (c) a Change of Control.

              "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

              "FAMILY MEMBERS" means, with respect to any individual, any Related Person or Family Trust of such individual.

              "FAMILY TRUST" means, with respect to any individual, any trust created for the benefit of one or more of such individual's Related Persons and controlled by such individual.

              "FULLY-DILUTED COMMON STOCK" means, at any time, the then outstanding Common Stock of the Company plus (without duplication) all shares of Common Stock issuable, whether at such time or upon the passage of time or the occurrence of future events, upon the exercise, conversion, or exchange of all then outstanding Common Stock Equivalents.

              "GEIPPPII" has the meaning specified in the preamble hereto.

              "MARKET VALUE PER SHARE" means, with respect to any date, the quotient obtained by dividing (a) the fair market value (as determined by the Board of Directors in good faith, or, if the Board's determination is disputed by the Stockholder within ten
              (10) days following notice of determination by the Board of Directors to the Stockholder, by an independent investment banking, accounting firm or independent appraiser of nationally recognized standing or regional prominence selected in good faith by the Board) of the entire common equity of the Company (without premium for control or discounts for minority interests, restrictions on transfer or lack of voting rights), calculated as of such date, plus the aggregate consideration to be paid to the Company upon the exercise, conversion or exchange of all then outstanding and exercisable, convertible or exchangeable Common Stock Equivalents, by (b) the sum of the number of shares of Common Stock then outstanding, plus the number of shares of Common Stock then issuable upon exercise, conversion or exchange of then outstanding and exercisable, convertible or exchangeable Common Stock Equivalents.

              "PERMITTED TRANSFEREE" means the Stockholder's Family Members and Personal Representative.

              "PERSON" means any person or entity of any nature whatsoever, specifically including an individual, a firm, a company, a corporation, a partnership, a trust or other entity.

              "PERSONAL REPRESENTATIVE" means with respect to any individual, any executor, administrator, trustee, guardian or other legal representative of such individual.

              "PRIME RATE" means, for any day, a rate PER ANNUM that is equal to the corporate base rate of interest as stated in THE WALL STREET JOURNAL, changing when and as said corporate base rate changes.

              "PURCHASE PRICE PER SHARE" means $1.30.

              "QUALIFYING PUBLIC OFFERING" means a firm commitment underwritten public offering of Common Stock for cash which, when aggregated with all prior public offerings, constitutes an offering of more than 30% of the Common Stock registered under the Securities Act.

              "RELATED ENTITY" means, with respect to any entity, such entity's direct and indirect parents and subsidiaries.

              "RELATED PERSONS" means, with respect to any individual, such individual's parents, spouse, children and grandchildren.

              "REPURCHASE NOTICE" has the meaning specified in Section 3.3 hereof.

              "SECURITIES ACT" means the Securities Act of 1933, as amended.

              "SHARES" has the meaning specified in the preamble hereto.

              "STOCKHOLDER" has the meaning specified in the introductory paragraph hereof.

              "SUBSIDIARY" means any corporation, association, trust, or other business entity, of which the designated parent shall at any time own or control directly or indirectly through a Subsidiary or Subsidiaries at least a majority (by number of votes) of the outstanding shares of capital stock (or other shares of beneficial interest) entitled ordinarily to vote for the election of such business entity's directors (or in the case of a business entity that is not a corporation, for those persons exercising functions similar to directors of a corporation).

              "TERMINATION OF EMPLOYMENT" means the termination of the Stockholder's employment with the Company and all of its Related Entities for any reason, including without limitation for retirement, death or disability of the Stockholder, and whether or not for "Cause".

              "TRANSFER" has the meaning specified in Section 3.1 hereof.

2. REPURCHASE OF SHARES.

      2.1 CALL ON SHARES. Upon the Termination of Employment at any time, or a Change of Control, the Company and/or its designees may, at its option, repurchase from the Stockholder, and the Stockholder will at the request of the Company sell to the Company and/or its designees, all or any portion of the Shares and other Common Stock and Common Stock Equivalents held by the Stockholder specified in the Call Notice (hereinafter defined) at a purchase price per share determined pursuant to paragraphs (a), (b) and (c) below:

            (a) in the event that such Termination of Employment is for Cause, at a purchase price per share equal to the lesser of (i) the Purchase Price Per Share and (ii) the Market Value Per Share as of the date of such Termination of Employment (and, in the case of a Common Stock Equivalent, minus any exercise or conversion price); and

            (b) in the event that such Termination of Employment is for any reason other than for Cause, including, without limitation, retirement or failure to renew an expired employment agreement, within three years of the date hereof, at a purchase price per share equal to the Purchase Price Per Share as of the date of such Termination of Employment (and, in the case of a Common Stock Equivalent, minus any exercise or conversion price) and, following the third anniversary of the date hereof, at a purchase price per share equal to the Market Value Per Share as of the date of such Termination of Employment (and, in the case of a Common Stock Equivalent, minus any exercise or conversion price); and

            (c) in the event of a Change of Control, at a purchase price per share equal to the Market Value Per Share (and, in the case of a Common Stock Equivalent, minus any exercise or conversion price).

      2.2 CALL CLOSING. The Company's call rights under Section 2 hereof shall be exercisable by the Company at any time within 180 days following the Termination of Employment or Change of Control by notice (the "CALL NOTICE") to the Stockholder specifying the number of Shares or other securities being repurchased, the aggregate purchase price payable therefor and the date, time and place of a closing for the repurchase, such closing to be held not earlier than five (5) days nor later than thirty (30) days after delivery of the Call Notice to the Stockholder. The Company's call rights under Section
2.1 above shall lapse if not exercised within the time periods specified above in accordance with the provisions hereof except as otherwise provided in Section 5 hereof. Upon tender by the Company of the purchase price for the Shares, or other Common Stock or Common Stock Equivalents, being repurchased hereunder in accordance with Section 6 hereof, all of the Shares, or other Common Stock or Common Stock Equivalents, being so repurchased shall no longer be deemed to be outstanding, all of the Stockholder's rights with respect to such Shares, or other Common Stock or Common Stock Equivalents, shall terminate with the exception of the right of the Stockholder to receive the repurchase price in exchange therefor pursuant to this Section

2.2, and the Stockholder hereby appoints the Company as its attorney-in-fact to take all actions necessary and sign all documents required to cancel such Shares, or other Common Stock or Common Stock Equivalents, on its books and records.

      2.3 PUT. If, in the event of Termination of Employment by the Company without Cause within one year of the date hereof, or, in the event of Termination of Employment due to death or disability (as such terms are used or defined in the Stockholder's employment agreement with the Company), the Company does not exercise its option to purchase Shares or any other shares of Common Stock or Common Stock Equivalents held by the Stockholder, the Stockholder or his personal representative may require the Company to purchase all the Shares, and other shares of Common Stock and Common Stock Equivalents, but not less than all, that are owned by the Stockholder as of the effective date of such Termination of Employment. In such event, the purchase price shall be as set forth in Section 2.1(b) above.

      2.4 PUT CLOSING. If the Stockholder or his personal representative elects to exercise his put option as described in Section 2.3 above, the Stockholder or his personal representative shall give written notice to the Company of such intention not later than ninety (90) days after his Termination of Employment. The Closing of such repurchase shall otherwise be effected in accordance with the provisions set forth in Section 2.2 hereof for a call closing.

3. RESTRICTIONS ON TRANSFER; DRAG-ALONG RIGHTS.

      3.1 RESTRICTIONS ON TRANSFER OF SHARES. Except as otherwise expressly provided herein, the Stockholder may not sell, assign, transfer, pledge or otherwise dispose of ("TRANSFER") any of the Shares, or other Common Stock or Common Stock Equivalents, held by the Stockholder, either voluntarily or involuntarily or by operation of law; PROVIDED, HOWEVER, that the Stockholder may Transfer any such securities to the Company pursuant to Section 2 hereof and may Transfer any Shares to Permitted Transferees of the Stockholder, so long as any such transferee agrees to be bound by the provisions hereof; PROVIDED, FURTHER, that the Stockholder may pledge 1,480,769 Shares to The Ellison Company, Inc. as security for the loan, dated as of October 25, 2000 from The Ellison Company, Inc. to the Stockholder in the amount of $962,500 and, in the case of a foreclosure in respect of such pledge, transfer such Shares to The Ellison Company, Inc., an affiliate of The Ellison Company, Inc., an existing stockholder of the Company, or, subject to the approval of the Company in its sole discretion, any other person.

      3.2 DISPOSITIONS IN BREACH OF THIS AGREEMENT. Any disposition or attempted disposition of any Shares, or other Common Stock or Common Stock Equivalents in breach of the provisions of Section 3.1 hereof shall be void, shall constitute a breach of this Agreement and shall entitle the Company to repurchase all of the Shares, or other Common Stock or Common Stock Equivalents, pursuant to the procedures set forth in Section 3.3 hereof, at a purchase price per Share equal to the lower of the Market Value Per Share or the Purchase Price Per Share as of the date of such disposition or attempted disposition. The repurchase rights of the Company under this Section 3.2 will lapse if not exercised pursuant to Section 3.3 hereof within 90 days of the date on which the Board of Directors of the Company first receives actual notice of the disposition or attempted disposition giving rise to such repurchase rights, but such failure to exercise shall in no event constitute a waiver of any breach of this Agreement.

      3.3 REPURCHASE PROCEDURE. The Company may exercise its repurchase rights under Section 3 hereof by giving notice (the "REPURCHASE NOTICE") to the Stockholder within ninety (90) days after the Board of Directors of the Company obtains actual knowledge of the breach giving rise to such repurchase rights. The Repurchase Notice shall specify the aggregate purchase price for the Shares, or other Common Stock or Common Stock Equivalents, and the date, time and place for a closing of the repurchase, such closing to be held not earlier than five (5) days nor later than thirty (30) days after delivery of the Repurchase Notice by the Company to the Stockholder. The Company's repurchase rights under Section 3.2 hereof shall lapse with respect to any event giving rise thereto if not exercised within the foregoing time periods in accordance with the procedures specified in this Section 3.3 except as otherwise provided in Section 5 hereof. Upon tender by the Company of the purchase price for the Shares being repurchased hereunder in accordance with
Section 6 hereof, all of the Shares, or other Common Stock or Common Stock Equivalents, being so repurchased shall no longer be deemed to be outstanding, all of the Stockholder's rights with respect to such Shares, or other Common Stock or Common Stock Equivalents, shall terminate with the exception of the right of the Stockholder to receive the repurchase price in exchange therefor pursuant to Section 3.2, and the Stockholder hereby appoints the Company as its attorney-in-fact to take all actions necessary and sign all documents required to cancel such Shares, or other Common Stock or Common Stock Equivalents, on the Company's books and records.

      3.4 DRAG-ALONG RIGHTS.

            (a) If, at any time, GEIPPPII proposes to transfer in a bona fide arm's length sale all of the Common Stock and Common Stock Equivalents owned by GEIPPPII to any person or persons who are not Affiliates of GEIPPPII (the "PROPOSED TRANSFEREE"), GEIPPPII shall have the right (the "DRAG ALONG RIGHT"), subject to applicable law and compliance with any other restrictions applicable to such transfer, to require the Stockholder to sell, pursuant to this Section 3.4, to the Proposed Transferee, on the same terms and conditions as applicable to GEIPPPII except as limited in Section 3.4(b), all (but not less than all) of the Common Stock and Common Stock Equivalents then held by the Stockholder; provided that the exercise or conversion price of any Common Stock Equivalents will be subtracted from any purchase price otherwise paid therefor.

            (b) To exercise a Drag Along Right, GEIPPPII shall give the Stockholder at least 15 days prior to the proposed transfer to the Proposed Transferee, a written notice (the "DRAG ALONG NOTICE") containing (i) the name and address of the

Proposed Transferee and (ii) the proposed purchase price, the terms of payment and other material terms and conditions of the Proposed Transferee's offer. The Stockholder shall thereafter be obligated to sell all of its Common Stock and Common Stock Equivalents to the Proposed Transferee. The Stockholder shall agree to enter into a purchase agreement in form and substance approved by GEIPPPII to the extent such agreement shall contain customary representations as to ownership of the shares to be purchased and the absence of liens thereon and customary indemnification provisions, including indemnification from the Stockholder. If the sale is not consummated within a period of 180 days following the date of the Drag Along Notice, then the Stockholder shall no longer be obligated to sell such Stockholder's shares of Common Stock and Common Stock Equivalents pursuant to such Drag Along Right but shall have the rights under, and remain subject to, the provisions of this Section 3.4 with respect to any subsequent proposed transfer described in this Section 3.4. The Stockholder shall not be required to participate in a proposed transfer pursuant to the exercise of a Drag Along Right unless its liability for breaches of representations and warranties made in connection with the sale thereunder is limited to no more than the total sale price received by the Stockholder in such sale.

4. LEGENDS; STOP TRANSFER.

      4.1 Each certificate representing the Shares shall bear legends in or substantially in the following form:

                  "THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY APPLICABLE STATE SECURITIES LAWS. NO TRANSFER, SALE OR OTHER DISPOSITION OF THESE SHARES MAY BE MADE UNLESS A REGISTRATION STATEMENT WITH RESPECT TO THESE SHARES HAS BECOME EFFECTIVE UNDER THE ACT AND UNDER APPLICABLE STATE SECURITIES LAWS, OR THE COMPANY HAS BEEN FURNISHED WITH AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

                  THE SHARES EVIDENCED BY THIS CERTIFICATE ARE ALSO SUBJECT TO CERTAIN REPURCHASE AND OTHER RIGHTS IN FAVOR OF THE COMPANY AND PROVISIONS RESTRICTING TRANSFER CONTAINED IN A BUY-SELL AGREEMENT, DATED AS OF OCTOBER 25, 2000, A COPY OF WHICH WILL BE FURNISHED BY THE COMPANY TO THE HOLDER OF THE SHARES EVIDENCED BY THIS CERTIFICATE UPON WRITTEN REQUEST AND WITHOUT CHARGE."

      4.2 In addition, the Company shall make a notation regarding the restrictions on transfer of the Shares in the stock books of the Company, and such shares shall be transferred on the books of the Company only if and when transferred or sold in compliance with all of the terms and conditions of this Agreement.

5. REPURCHASE RESTRICTIONS.

      5.1 CONTRACTUAL RESTRICTIONS ON REPURCHASE. Notwithstanding any provision to the contrary in Sections 2 or 3 hereof, in the event that any payment by the Company of any portion of the purchase price for any Shares, or other Common Stock or Common Stock Equivalents, that the Company is obligated or has elected to repurchase is, at the time such payment would otherwise be due hereunder, prohibited by the terms of any of the Company's or any of its Subsidiaries' financing agreements with its lenders or any other contract to which the Company or any of its Subsidiaries is bound, the Company shall be entitled, but not obligated, to complete the repurchase of such Shares, or other Common Stock or Common Stock Equivalents, by tendering to the Stockholder (or any permitted transferee pursuant to Section 3.1 hereof) (a) a check for that portion (if any) of the purchase price the payment of which is not so prohibited, and (b) a promissory note for the balance of the purchase price. Each such promissory note shall (i) bear interest at the Prime Rate, (ii) provide for the payment of the principal evidenced thereby in annual installments commencing one (1) year after such repurchase in such amounts as are satisfactory to the Company's and its Subsidiaries' lenders, and (iii) be subordinated to the Company's or any of its Subsidiaries' indebtedness to its lenders on terms satisfactory to such lenders.

      5.2 IMPAIRMENT OF CAPITAL. If, even after giving effect to the provisions of Section 5.1 above, the Company is prohibited by law from repurchasing any Shares, or other Common Stock or Common Stock Equivalents, which it is obligated or has elected to repurchase hereunder due to any existing or prospective impairment of its capital, the closing of such repurchase shall be delayed until the first date on which the Company has sufficient capital to lawfully repurchase such Shares, or other Common Stock or Common Stock Equivalents (the "DELAYED CLOSING DATE"). In the event of any such delay, (a) the Company will be obligated to pay, on the Delayed Closing Date, interest on the repurchase price for such Shares, or other Common Stock or Common Stock Equivalents, at the Prime Rate from the date on which the closing of the repurchase of such Shares, or other Common Stock or Common Stock Equivalents, was originally scheduled to occur to the Delayed Closing Date, and (b) the Stockholder shall remain bound by the restrictions on Transfer contained herein during such delay.

6. PAYMENT FOR SHARES. At any closing held to consummate any repurchase of the Shares, or other Common Stock or Common Stock Equivalents, hereunder, the Stockholder shall deliver to the Company all certificates representing such Shares, or other Common Stock or Common Stock Equivalents, duly endorsed in blank or with duly executed stock powers attached, and the Company shall deliver to the Stockholder a check in the amount of the repurchase price and/or a promissory note as provided in Section 5.1 above.

7. TERM. This Agreement, and, except as provided in the following sentence, the repurchase rights and obligations and all of the restrictions on transfer contained herein (including, without limitation, the repurchase rights of the Company pursuant to Sections 2 and 3 hereof), shall terminate upon the earliest of (a) the completion of any voluntary or involuntary liquidation or dissolution of the Company, (b) the completion of a Qualifying Public Offering or (c) a Change of Control. The termination of this Agreement shall not affect any repurchase rights or obligations which have arisen hereunder prior to such termination.

8. ADJUSTMENT OF REPURCHASE PRICE. Upon any stock split, reverse stock split, recombination of shares or other similar reorganization of the capital structure of the Company, the repurchase price otherwise payable to the Stockholder upon the repurchase of any Shares, or other Common Stock or Common Stock Equivalents, pursuant to Sections 2 and 3 hereof shall be proportionally adjusted to reflect such reorganization.

9. GENERAL.

      9.1 NOTICES. All notices, demands and other communications hereunder shall be in writing or by written telecommunication, and shall be deemed to have been duly given if delivered personally or if mailed by certified mail, return receipt requested, postage prepaid, or if sent by overnight courier or by written telecommunication, to the relevant address set forth below, or to such other address as the recipient of such notice or communication shall have specified to the other party hereto in accordance with this Section 9.1:

         If to the Company, to:

               D and W Holdings, Inc.
               c/o Ardshiel, Inc.
               230 Park Avenue, Suite 2527
               New York, New York 10169
               Attention:  Daniel T. Morley

         With a copy sent contemporaneously to:

               Joel M. Simon and Marie Censoplano
               Paul, Hastings, Janofsky & Walker LLP
               399 Park Avenue, 31st Floor
               New York, New York 10022-4697

         If to the Stockholder, to the address set forth below his or her signature hereto.

         With a copy sent contemporaneously to:

               John W. Babcock
               Bell, Davis & Pitt, P.A.
               635 West Fourth Street
               P.O. Box 21029
               Winston-Salem, NC 27120-1029

         Any such notice shall be effective (a) if delivered personally, when received, (b) if sent by overnight courier, when receipted for, (c) if mailed, three (3) days after being mailed as described above, and (d) if sent by written telecommunication, when dispatched.

      9.2 EQUITABLE REMEDIES. Each of the parties hereto acknowledges and agrees that upon any breach by the Stockholder of his or her obligations under Sections 2, 3 or 6 hereof, the Company will have no adequate remedy at law, and accordingly will be entitled to specific performance and other appropriate injunctive and equitable relief.

      9.3 SEVERABILITY. If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired.

      9.4 WAIVERS. No delay or omission by either party hereto in exercising any right, power or privilege hereunder shall impair such right, power or privilege, nor shall any single or partial exercise of any such right, power or privilege preclude any further exercise thereof or the exercise of any other right, power or privilege.

      9.5 COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      9.6 ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the heirs, successors and Permitted Transferees of each of the parties hereto. It is expressly agreed that the Company may from time to time assign any of its repurchase rights hereunder to one or more of the holders of the Common Stock.

      9.7 ENTIRE AGREEMENT. This Agreement, together with any employment agreement or stock option agreement to which the Stockholder is a party, contains the entire understanding of the parties hereto with respect to the subject matter contained herein, supersedes all prior agreements and understandings relating to the subject matter hereof and shall not be amended except by a written instrument hereafter signed by each of the parties hereto. Nothing in this Agreement shall be construed as a grant to the Stockholder of any right to continuing employment with the Company or any of its Subsidiaries or to restrict in any way the Company's or any of its Subsidiaries' right to terminate the Stockholder's employment at any time.

      9.8 THIRD PARTIES. GEIPPPII is an intended third party beneficiary of the provisions of Section 3.4 of this Agreement.

      9.9 GOVERNING LAW. This Agreement and the obligations of the parties hereunder shall be deemed to be a contract under seal and shall for all purposes be governed by and construed in accordance with the internal laws of the State of New York without reference to principles of conflicts of law.

         IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties hereto have caused this Buy-Sell Agreement to be duly executed as of the date and year first above written.

THE COMPANY:                 D AND W HOLDINGS, INC.


                             By:
                                 ---------------------------------
                                 Name:
                                 Title:

THE STOCKHOLDER


                             By:
                                 ---------------------------------
                                 Name: C. Douglas Cross

                                    Address:
                                       925 Goodwood Road
                                       Winston-Salem, NC 27106



GEIPPPII:                    GE INVESTMENT PRIVATE PLACEMENT
                             PARTNERS II, a Limited Partnership

                             By:  GE ASSET MANAGEMENT
                                  INCORPORATED, its general partner


                             By:
                                 ---------------------------------
                                 Name:
                                 Title: